EXHIBIT 23(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2006, which appears on page F-3 of the 2005 Annual Report of CanArgo Energy Corporation, and to the reference to our Firm under the caption “Experts” in the prospectus.
/s/ L J SOLDINGER ASSOCIATES LLC
Deer Park, Illinois, USA
October 12 , 2006